UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

Jerash Holdings (US), Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 East Main Street, Suite 2706, Rochester, NY 14604
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

147 W. 35th Street, Room #1603, New York, NY 10001
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2018, Jerash Garments and Fashions Manufacturing Company Limited (“Jerash Garments”), a wholly-owned subsidiary of Jerash Holdings (US), Inc. (the “Company”) formed under the laws of the Hashemite Kingdom of Jordan (“Jordan”), entered into an agreement (the “Agreement”) with Omar Javed Bhat, an individual, to purchase all of the outstanding stock of a garment manufacturing business based in Jordan. That business, Al-Mutafaweq Co. for Garments Manufacturing Ltd. (“Paramount”), has the right to lease an approximately 100,900 square foot primary garment manufacturing factory, an approximately 10,800 square foot satellite factory facility and housing accommodations for up to 500 workers located in located in Al Tajamouat Industrial City, a Qualified Industrial Zone in Amman, Jordan. The Company will assume Paramount’s lease of these properties. Paramount also owns certain equipment and machinery located in these facilities.

Pursuant to the Agreement, this transaction will occur in installments. First, Jerash Garments will pay $380,000 for all of the stock of Paramount and receive possession of the primary factory facility. Then, after the shares of Paramount have been transferred to Jerash Garments, Jerash Garments will pay $300,000 upon operating the satellite factory facility and $300,000 for receiving possession of the housing accommodations, for an aggregate purchase price of $980,000.

Closing of this transaction is subject to a number of customary conditions, including delivery by Mr. Bhat and Paramount of certificates issued by Jordanian governmental authorities. The Company expects this transaction to close during the fiscal fourth quarter ending March 31, 2019.

Following the completion of this transaction, Paramount will become a wholly-owned subsidiary of Jerash Garments. Other than this transaction, the Company, Jerash Garments and the Company’s other subsidiaries, on the one hand, and Mr. Bhat and Paramount, on the other hand, do not have any material relationship.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 23, 2019, the Company issued a press release announcing the transaction, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Sale and Purchase Contract, dated December 11, 2018, between Jerash Garments and Fashions Manufacturing Limited and Omar Javed Bhat
99.1	Press Release dated January 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: January 23, 2019	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer